Exhibit 10.3

AMENDMENT NO. 1 TO

AGREEMENT

This Amendment No. 1 (the “Amendment No. 1”) to that certain Agreement (the “Agreement”) made by and between Equatorian S.A. Laminados Amazonia, (the “Seller”), and Amazonica Corp., a Nevada corporation (the “Buyer”) is made this 29th  day of July, 2011.

WHEREAS, the parties entered into the Agreement on April 15th, 2011;

WHEREAS, the parties wish to amend the Agreement, as set forth herein.

NOW THEREFORE, in consideration of covenants and agreements contained herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1. Amendment to Section 2 of the Agreement.  Section of the Agreement is hereby replaced by the following section:

2.1  Sellers shall sell to the Buyer, and the Buyer shall buy from the Sellers, any of that certain stock of goods, wares and merchandise belonging to the Sellers as listed in the “Description of Goods”, Buyer and Seller agree that identification shall not be deemed to have been made until both parties have agreed that the goods in question are to be appropriated and fulfill the requirements of performance of said contract with the buyer.

2.2 Buyer does not have to purchase all of Seller’s product or a specific volume of product.

2.3  Buyer may purchase the product by giving a two week notice to the Seller which would include the specifics of the order.

2.4  Seller may terminate the Agreement if Buyer does not purchase any product within 12 month period from the date of this Amendment.

2.  Continuing Effect of the Agreement.  Except as specifically set forth herein, the Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment No. 1.  This Amendment No. 1 is not to be construed as a release, waiver or modification of any of the terms, representations, warranties, covenants, rights or remedies set forth in the Patent License Agreement, except as specifically set forth herein.

3.  Effective Date.  This Amendment has been executed by the parties hereto as of the day and year first written.

4.  Entire Agreement.  The Agreement and this Amendment No. 1 contain all of the terms and conditions agreed upon by the parties relating to the subject matter of the Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

IN WITNESS WHEREOF, the Buyer and the Seller have executed this Amendment No. 1 in duplicate originals by their respective officers.

/S/ Andre Caetano

Andre Caetano (Buyer)

/S/ Neto Dal Bo

Neto Dal Bo, Presidente (Seller)